UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 16, 2026	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

Comtech Telecommunications Corp.
(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

305 N 54th Street, Chandler, Arizona 85226
(Address of Principal Executive Offices) (Zip Code)

(480) 333-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

(b) As previously disclosed in the Company’s Current Report on Form 8-K filed on May 14, 2026, Bruce T. Crawford, a current director of Comtech Telecommunications Corp. (the “Company”), notified the Company of his intention to resign from the Company’s Board of Directors (the “Board”), with Mr. Crawford’s appointment as president and Chief Executive Officer of AFCEA International. Mr. Crawford’s resignation from the Board is effective as of June 16, 2026. Mr. Crawford’s decision to resign was not the result of any disagreement with the Company or the Board. The Company and the Board thank Mr. Crawford for his dedication and years of service as a director.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    June 16, 2026
By:    /s/ Michael A. Bondi
Name:    Michael A. Bondi
Title:    Chief Financial Officer